Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On February 16, 2024, Red Cat Holdings, Inc., a Nevada corporation (the “Company”) closed the sale of Rotor Riot, LLC (“Rotor Riot”) and Fat Shark Holdings, Ltd. (“Fat Shark”), its wholly-owned subsidiaries, to Unusual Machines, Inc., a Puerto Rico corporation (“UMAC”) (the “Transaction”). The sale was conducted pursuant to a Share Purchase Agreement dated November 21, 2022, as amended on April 13, 2023, July 10, 2023, and December 11, 2023 (the “SPA”) for an aggregate purchase price of $20 million, consisting of $1 million in cash (subject to specified adjustments as set forth in the Agreement), $2 million in the form of a promissory note, and $17 million of Unusual common stock, valued at the initial public offering price for Unusual’s common stock.

The Company’s accounting and financial reporting in these unaudited pro forma financial statements is based on its preliminary assessment of the appropriate application of Generally Accepted Accounting Principles (“GAAP”). The final application of GAAP to the SPA may differ from what is presented in these unaudited pro forma financial statements.

The unaudited pro forma condensed consolidated financial statements of the Company presented in this Exhibit 99.1 were derived from the Company’s historical consolidated financial statements and are being presented to give effect to the SPA. The presentation of the unaudited pro forma financial information is prepared in conformity with Article 11 of Regulation S-X rules.

The unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statements of operations assumes that the transaction had occurred on April 30, 2022. The unaudited condensed consolidated pro forma financial statements presented in this Form 8-K should be read in conjunction with the accompanying notes as well as the Company’s historical consolidated financial statements as of April 30, 2023 and for the year ended April 30, 2023 as reported on Form 10-K; and as of October 31, 2023 and for the six months ended October 31, 2023 as reported on Form 10-Q.

The pro forma adjustments are based on the best information available and assumptions that management believes are (a) directly attributable to the transaction, and (b) are factually supportable. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated financial information is provided herein for illustrative purposes only and is not necessarily indicative of the results of operations that would have occurred had the transaction occurred on April 30, 2022. The unaudited pro forma condensed consolidated financial information does not reflect future events that may occur after the sale.

RED CAT HOLDINGS
Pro Forma Condensed Consolidated Balance Sheet
(unaudited)

	As of October 31, 2023
	Historical	Transaction Accounting Adjustments	Note	Pro-Forma
ASSETS
Current Assets
Cash and marketable securities	$4,024,266	$1,600,000	2(a)	$5,624,266
Accounts receivable, net	2,989,054	—		2,989,054
Inventory	9,255,698	—		9,255,698
Other	2,839,892	—		2,839,892
Current assets of discontinued operations	4,153,762	(4,153,762)	2(b)	—
Total Current Assets	23,262,672	(2,553,762)		20,708,910

Goodwill and intangible assets, net	23,901,101	(9,793,191)	2(c)	14,107,910
Property and equipment, net	2,567,787	—		2,567,787
Other	303,180	—		303,180
Operating lease right-of-use assets	485,771	—		485,771
Note receivable	—	5,000,000	2(a)	5,000,000
Investment in Unusual Machines, Inc.	—	17,000,000	2(a)	17,000,000
Long-term assets of discontinued operations	86,133	(86,133)	2(b)	—
Total Long Term Assets	27,343,972	12,120,676		39,464,648

TOTAL ASSETS	$50,606,644	$9,566,914		$60,173,558

Current Liabilities
Accounts payable and accrued expenses	$2,261,575	$—		$2,261,575
Debt obligations - short term	953,819	—		953,819
Customer deposits	61,805	—		61,805
Operating lease liabilities	304,226	—		304,226
Warrant derivative liability	399,203	—		399,203
Current liabilities of discontinued operations	424,637	(424,637)	2(b)	—
Total Current Liabilities	4,405,265	(424,637)		3,980,628

Operating lease liabilities	221,386	—		221,386
Debt obligations - long term	90,762	—		90,762
Long-term liabilities of discontinued operations	14,356	(14,356)	2(b)	—
Total Long Term Liabilities	326,504	(14,356)		312,148
Commitments and contingencies

Stockholders' Equity
Total Stockholders' Equity	45,874,875	10,005,907	2(b), 2(c), 2(d)	55,880,782
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$50,606,644	$9,566,914		$60,173,588

See accompanying notes.

RED CAT HOLDINGS
Pro Forma Condensed Consolidated Balance Sheet
(unaudited)

	As of April 30, 2023
	Historical	Transaction Accounting Adjustments	Note	Pro-Forma
ASSETS
Current Assets
Cash and marketable securities	$16,074,343	$1,313,344	2(a), 2(b)	$17,387,687
Accounts receivable, net	780,969	(61,107)	2(b)	719,862
Inventory	11,986,527	(3,070,940)	2(b)	8,915,587
Other	3,333,173	(2,069,438)	2(b)	1,263,735
Total Current Assets	32,175,012	(3,888,141)		28,286,871

Goodwill and intangible assets, net	24,355,836	(9,805,843)	2(c)	14,549,993
Property and equipment, net	2,650,358	—		2,650,358
Other	307,033	(3,853)	2(b)	303,180
Note receivable	—	5,000,000	2(a)	5,000,000
Investment in UMAC	—	17,000,000	2(a)	17,000,000
Operating lease right-of-use assets	704,851	(84,544)	2(b)	620,307
Total Long Term Assets	28,018,078	12,105,760		40,123,838

TOTAL ASSETS	$60,193,090	$8,217,619		$68,410,709

Current Liabilities
Accounts payable and accrued expenses	$2,518,341	$(716,352)	2(b)	$1,801,989
Debt obligations - short term	922,138	—		922,138
Customer deposits	400,674	(244,688)	2(b)	155,986
Operating lease liabilities	331,258	(49,461)	2(b)	281,797
Warrant derivative liability	588,205	—		588,205
Total Current Liabilities	4,760,616	(1,010,501)		3,750,115

Operating lease liabilities	421,280	(41,814)	2(b)	379,466
Debt obligations - long term	401,569	—		401,569
Total Long Term Liabilities	822,849	(41,814)		781,035
Commitments and contingencies

Stockholders' Equity
Total Stockholders' Equity	54,609,625	9,269,934	2(b), 2(c), 2(d)	63,879,559
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$60,193,090	$8,217,619		$68,410,709

See accompanying notes.

RED CAT HOLDINGS
Pro Forma Condensed Consolidated Balance Sheet
(unaudited)

	As of April 30, 2022
	Historical	Transaction Accounting Adjustments	Note	Pro-Forma
ASSETS
Current Assets
Cash and marketable securities	$48,875,184	$1,270,736	2(a), 2(b)	$50,145,920
Accounts receivable, net	495,506	(64,630)	2(b)	430,876
Inventory	3,895,870	(682,822)	2(b)	3,213,048
Other	2,354,884	(531,489)	2(b)	1,823,395
Due from related party	31,853	—		31,853
Total Current Assets	55,653,297	(8,205)		55,645,092

Goodwill and intangible assets, net	27,837,281	(9,871,147)	2(c)	17,966,134
Property and equipment, net	511,690	—		511,690
Other	57,033	(3,853)	2(b)	53,180
Note receivable	—	5,000,000	2(a)	5,000,000
Investment in UMAC	—	17,000,000	2(a)	17,000,000
Operating lease right-of-use assets	1,019,324	(133,293)	2(b)	886,031
Total Long Term Assets	29,425,328	11,991,707		41,417,035

TOTAL ASSETS	$85,078,625	$11,983,502		$97,062,127

Current Liabilities
Accounts payable and accrued expenses	$2,103,241	$(212,266)	2(b)	$1,890,975
Debt obligations - short term	956,897	—		956,897
Due to related party	40,057	—		40,057
Customer deposits	437,930	(145,316)	2(b)	292,614
Operating lease liabilities	293,799	(51,095)	2(b)	242,704
Warrant derivative liability	1,607,497	—		1,607,497
Total Current Liabilities	5,439,421	(408,677)		5,030,744

Operating lease liabilities	749,825	(91,275)	2(b)	658,550
Debt obligations - long term	973,707	—		973,707
Total Long Term Liabilities	1,723,532	(91,275)		1,632,257
Commitments and contingencies

Stockholders' Equity
Total Stockholders' Equity	77,915,672	12,483,454	2(b), 2(c) 2(d)	90,399,126
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$85,078,625	$11,983,502		$97,062,127

See accompanying notes.

RED CAT HOLDINGS
Pro Forma Condensed Consolidated Statements Of Operations
(unaudited)

	Six months ended October 31, 2023
	Historical	Transaction Accounting Adjustments	Note	Pro-Forma
Revenues	$5,678,997	$—		$5,678,997

Cost of goods sold	4,303,750	—		4,303,750

Gross Margin	1,375,247	—		1,375,247

Operating Expenses
Operations	1,148,348	—		1,148,348
Research and development	3,126,017	—		3,126,017
Sales and marketing	1,662,398	—		1,662,398
General and administrative	2,903,229	—		2,903,229
Stock based compensation	2,107,931	(111,478)	3(a)	1,996,453
Total operating expenses	10,947,923	(111,478)		10,836,445
Operating loss	(9,572,676)	111,478		(9,461,198)

Other Expense (Income)	1,076,916	167,348	3(b), 3(c)	1,244,264

Net loss from continuing operations	$(10,649,592)	$(55,870)		$(10,705,462)

Discontinued operations
Loss from operations of discontinued component	(842,084)	842,084	3(d)	—
Net loss	$(11,491,676)	$786,214		$(10,705,462)

Loss per share - basic and diluted	$(0.21)			$(0.19)

Weighted average shares outstanding - basic and diluted	55,270,838			55,270,838

See accompanying notes.

RED CAT HOLDINGS
Pro Forma Condensed Consolidated Statements Of Operations
(unaudited)

	Year ended April 30, 2023
	Historical	Transaction Accounting Adjustments	Note	Pro-Forma
Revenues	$9,911,780	$(5,311,474)	3(e)	$4,600,306

Cost of goods sold	10,248,575	(4,808,972)	3(e)	5,439,603

Gross Margin	(336,795)	(502,502)		(839,297)

Operating Expenses
Operations	4,411,685	(644,857)	3(e)	3,766,828
Research and development	5,248,336	(346,002)	3(e)	4,902,334
Sales and marketing	4,028,007	(862,384)	3(e)	3,165,623
General and administrative	6,618,596	(399,578)	3(e)	6,219,018
Stock based compensation	3,656,724	(236,388)	3(a)	3,420,336
Impairment loss	2,826,918	—		2,826,918
Total operating expenses	26,790,266	(2,489,209)		24,301,057
Operating loss	(27,127,061)	1,986,707		(25,140,354)

Other Expense (Income)	(39,324)	359,615	3(b), 3(c)	320,291

Net loss	$(27,087,737)	$1,627,092		$(25,460,645)

Loss per share - basic and diluted	$(0.50)			$(0.47)

Weighted average shares outstanding - basic and diluted	53,860,199			53,860,199

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The unaudited pro forma condensed consolidated financial statements as of October 31, 2023, and for the six months ended October 31, 2023, have been derived from the historical unaudited consolidated financial statements of Red Cat, which were prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and are included in Red Cat’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2023, filed with the U.S Securities and Exchange Commission (the “SEC”) on December 15, 2023.

The unaudited pro forma condensed consolidated financial statements as of April 30, 2023 and 2022, and for the year ended April 30, 2023, have been derived from the historical audited consolidated financial statements of Red Cat, which were prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and are included in Red Cat’s Annual Report on Form 10-K for the year ended April 30, 2023, filed with the U.S Securities and Exchange Commission (the “SEC”) on July 27, 2023.

The unaudited pro forma condensed consolidated balance sheets as of October 31, 2023 and April 30, 2023 and 2022, is presented herein in accordance with Rule 11-02(c)(1) of Regulation S-X.

The unaudited pro forma condensed consolidated statements of operations for the six months ended October 31, 2023 and year ended April 30, 2023, are presented herein in accordance with Rule 11-02(c)(2)(ii) of Regulation S-X.

2. Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Balance Sheets

a)	Reflects consideration received upon the closing of the Transaction of $20 million, which included $1 million in cash upon closing, $2 million in the form of a promissory note, and $17 million of Unusual common stock, valued at the initial public offering price for Unusual. Under the terms of the SPA, the sale price is subject to a further adjustment for final net working capital following the closing. Any actual working capital excess amount will, at Red Cat’s option be payable in cash or will increase the principal amount of the promissory note dollar for dollar. Initial estimated closing working capital of $3,000,000 is reflected as an increase to the promissory note. However, the payment method has not yet been determined and may differ from the presentation herein. Additionally reflects adjustments for cash payments of 8% interest from promissory note.

b)	Represents the pro forma adjustments to historical financial results directly attributable to Rotor Riot and Fat Shark in accordance with ASC 205.

c)	Represents the pro forma adjustments to historical financial results due to the elimination of Goodwill and intangible assets, net of accumulated amortization, which originated from the acquisitions of Rotor Riot and Fat Shark.

d)	The total stockholders’ equity adjustment includes the resulting estimated gain on sale of approximately $5.8 million as well as the forgiveness of intercompany debt of approximately $7.3 million resulting from the Transaction, of which approximately $3.4 million and $3.9 million relate to Rotor Riot and Fat Shark, respectively. For purposes of the unaudited pro forma condensed consolidated balance sheet, the gain recognized in stockholders’ equity is based on the estimated net carrying value of Rotor Riot and Fat Shark, rather than the final net carrying value as of the closing date of the Transaction. As a result, the gain reflected herein may materially differ from the actual gain on the Transaction recorded as of the closing date.

3. Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Statements of Operations

a)	Reflects the elimination of stock based compensation expense pertaining to Red Cat stock awards of Rotor Riot and Fat Shark employees.

b)	Reflects the elimination of amortization expense pertaining to intangible assets of Rotor Riot and Fat Shark.

c)	Reflects the addition of interest income pertaining to the promissory note resulting from the Transaction.

d)	Reflects the elimination of operations from discontinued component as historically presented in accordance with ASC 205.

e)	Reflects the elimination of operating results of Rotor Riot and Fat Shark.